UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2017

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Blvd., 12th Floor Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(424) 252-4756

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 31, 2017, Opiant Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the establishment of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Board”) on January 29, 2017. All three committees are comprised solely of directors who meet the independence requirements under the NASDAQ Stock Market Listing Rules. The membership of these three standing committees of the Board is now as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mr. Thomas T. Thomas (Chairperson)	Ms. Ann MacDougall (Chairperson)	Dr. Gabrielle Silver (Chairperson)
Ms. Ann MacDougall	Mr. Thomas T. Thomas	Ms. Ann MacDougall
Mr. Geoffrey Wolf		Mr. Geoffrey Wolf Mr. Thomas T. Thomas

A charter for each of these committees of the Board, along with the Company’s Code of Business Conduct and Ethics, which was also approved by the Board on January 29, 2017, can be found on the Company’s website at http://www.opiant.com/.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Opiant Pharmaceuticals, Inc. Press Release, dated January 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: January 31, 2017	By:	/s/ Dr. Roger Crystal
		Name:	Dr. Roger Crystal
		Title:	President and Chief Executive Officer